Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017–3954

(212) 455–2000

Facsimile (212) 455–2502

April 25, 2007

SunGard Data Systems Inc.

680 East Swedesford Road

Wayne, Pennsylvania 19087

Ladies and Gentlemen:

We have acted as counsel to SunGard Data Systems Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company listed on Schedule I hereto (collectively, the “Guarantors”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the registration of an indeterminate amount of (i) the Company’s 9 1/8% Senior Notes due 2013 (the “Senior Notes”) and the guarantees issued by the Guarantors (the “Senior Guarantees”) with respect to the Senior Notes and (ii) the Company’s 10 1/4% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”) and the guarantees issued by the Guarantors (the “Senior Subordinated Guarantees” and, together with the Senior Guarantees, the “Guarantees”) with respect to the Senior Subordinated Notes, in each case to be offered solely for market-making purposes by an affiliate of the Company. The Senior Notes and the Senior Guarantees have been issued under an indenture dated as of August 11, 2005 (as supplemented by the supplemental indentures set forth on Schedule II attached hereto, the “Senior Indenture”) among the Company, Solar Capital Corp., a Delaware corporation which merged with and into the Company (“Solar”), the Guarantors and The Bank of New York, as trustee (the “Trustee”), and the Senior Subordinated Notes and the Senior Subordinated Guarantees have been issued under an indenture dated as of August 11, 2005 (as supplemented by the supplemental indentures set forth on Schedule III attached hereto, the “Senior Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) among the Company, Solar, the Guarantors and the Trustee.

We have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indentures are the valid and legally binding obligations of the Trustee.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The Notes constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. The Guarantees constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by (i) the laws of the State of California, (ii) the laws of the States of Florida or Pennsylvania, (iii) the laws of the State of Massachusetts or (iv) the laws of the State of Utah, we have relied upon (a) the opinion of Sheppard, Mullin, Richter & Hampton LLP, dated the date hereof, (b) the

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opinion of Blank Rome LLP, dated the date hereof, (c) the opinion of Ropes & Gray LLP, dated the date hereof and (d) the opinion of Snell & Wilmer L.L.P., dated the date hereof, respectively.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the Delaware Limited Liability Company Law and, to the extent set forth herein, the laws of the States of California, Florida and Utah and the Commonwealths of Massachusetts and Pennsylvania.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

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Schedule I

Aceva Technologies LLC

ASC Software Inc.

Assent Software LLC

Automated Financial Systems Corporation

Automated Securities Clearance LLC

BancWare LLC

Data Technology Services Inc.

Derivatech Risk Solutions Inc.

Exeter Educational Management Systems, Inc.

HTE-UCS, Inc.

Inflow LLC

MBM Inc.

MicroHedge LLC

Online Securities Processing Inc.

Plaid Brothers Software, Inc.

Portfolio Ventures Inc.

SIS Europe Holdings Inc.

SRS Development Inc.

SunGard Advisor Technologies Inc.

SunGard Asia Pacific Inc.

SunGard Asset Management Systems LLC

SunGard Availability Services LP

SunGard Availability Services Ltd.

SunGard AvantGard (US) Inc.

SunGard Bi-Tech LLC

SunGard Business Systems LLC

SunGard Canada Holdings Inc.

SunGard Computer Services LLC

SunGard Consulting Services Inc.

SunGard Corbel LLC

SunGard CSA LLC

SunGard Development Corporation

SunGard DIS Inc.

SunGard Energy Systems Inc.

SunGard eProcess Intelligence LLC

SunGard ERisk Inc.

SunGard Expert Solutions Inc.

SunGard Financial Systems LLC

SunGard Higher Education Advancement Inc.

SunGard Higher Education Inc.

SunGard Higher Education Managed Services Inc.

SunGard HTE Inc.

SunGard Institutional Products LLC

SunGard Investment Systems LLC

SunGard Investment Ventures LLC

SunGard iWORKS Holdings Inc.

SunGard iWORKS Holdings P&C (US) Inc.

SunGard iWORKS LLC

SunGard iWORKS P&C (US) Inc.

SunGard Kiodex Inc.

SunGard NetWork Solutions Inc.

SunGard Pentamation Inc.

SunGard ProNvest Inc.

SunGard Reference Data Solutions Inc.

SunGard SAS Holdings Inc.

SunGard Securities Finance LLC

SunGard Securities Finance International Inc.

SunGard Shareholder Systems LLC

SunGard Signix Inc.

SunGard Software, Inc.

SunGard SSF Canada Holdings Inc.

SunGard Systems International Inc.

SunGard Technology Services LLC

SunGard Trading Systems VAR LLC

SunGard AvantGard LLC

SunGard Trust Systems LLC

SunGard VPM Inc. (f/k/a Integrated Business Systems, Inc.)

SunGard Workflow Solutions LLC

SunGard AvantGard Receivables LLC

Wall Street Concepts Inc.

World Systems Inc.

Schedule II

Supplemental Indenture No. 1, dated as of May 25, 2006, among SunGard ERisk Inc., The GetPaid LLC and the Trustee

Supplemental Indenture No. 2, dated as of August 14, 2006, between SunGard SSF Canada Holdings Inc. and the Trustee

Supplemental Indenture No. 3, dated as of October 13, 2006, between SunGard ProNvest Inc., SunGard Signix Inc. and the Trustee

Supplemental Indenture No. 4, dated as of December 4, 2006, between Integrated Business Systems, Inc. and the Trustee

Supplemental Indenture No. 5, dated as of December 19, 2006, between Automated Financial Systems Corporation and the Trustee

Supplemental Indenture No. 6, dated as of December 31, 2006, between SunGard iWORKS Holdings Inc. and the Trustee

Supplemental Indenture No. 7, dated as of December 31, 2006, between SunGard iWORKS Holdings P&C (US) Inc. and the Trustee

Supplemental Indenture No. 8, dated as of December 31, 2006, between SunGard iWORKS P&C (US) Inc. and the Trustee

Supplemental Indenture No. 9, dated as of January 19, 2007, between SunGard Institutional Products LLC and the Trustee

Supplemental Indenture No. 10, dated as of February 13, 2007, between SunGard AvantGard (US) Inc. and the Trustee

Supplemental Indenture No. 11, dated as of March 13, 2007, between Aceva Technologies LLC and the Trustee

Schedule III

Supplemental Indenture No. 1, dated as of May 25, 2006, among SunGard ERisk Inc., The GetPaid LLC and the Trustee

Supplemental Indenture No. 2, dated as of August 14, 2006, between SunGard SSF Canada Holdings Inc. and the Trustee

Supplemental Indenture No. 3, dated as of October 13, 2006, between SunGard ProNvest Inc., SunGard Signix Inc. and the Trustee

Supplemental Indenture No. 4, dated as of December 4, 2006, between Integrated Business Systems, Inc. and the Trustee

Supplemental Indenture No. 5, dated as of December 19, 2006, between Automated Financial Systems Corporation and the Trustee

Supplemental Indenture No. 6, dated as of December 31, 2006, between SunGard iWORKS Holdings Inc. and the Trustee

Supplemental Indenture No. 7, dated as of December 31, 2006, between SunGard iWORKS Holdings P&C (US) Inc. and the Trustee

Supplemental Indenture No. 8, dated as of December 31, 2006, between SunGard iWORKS P&C (US) Inc. and the Trustee

Supplemental Indenture No. 9, dated as of January 19, 2007, between SunGard Institutional Products LLC and the Trustee

Supplemental Indenture No. 10, dated as of February 13, 2007, between SunGard AvantGard (US) Inc. and the Trustee

Supplemental Indenture No. 11, dated as of March 13, 2007, between Aceva Technologies LLC and the Trustee